Exhibit 99.1


                 DRI Corporation Posts Profit in Third
                             Quarter 2007


    --  Third Quarter Sales Up 12.6 Percent Over Last Year's Same
        Period Results

    --  Fourth Quarter and Fiscal Year 2007 on Track to Profitability

    --  Order Backlog Strong


    DALLAS--(BUSINESS WIRE)--November 14, 2007--DRI Corporation (DRI) (Nasdaq:TBUS), a digital communications technology leader in the domestic and international surface transportation and transit security markets, announced today that third quarter 2007 sales exceeded $13.9 million, as compared to $12.4 million on comparable sales for the same period a year ago.

    "Our third quarter revenue increased by 12.6 percent over same-period results from last year - absent the Company's former Digital Audio Corporation subsidiary, the divestiture of which we reported in April 2007. Our internal work to reduce costs and expenses, increasing revenue, and strong order backlog of approximately $11 million continue to help build these favorable trends. We expect a profitable fourth quarter and fiscal year 2007," David L. Turney, the Company's Chairman, President, and Chief Executive Officer, said.

    On Nov. 13, 2007, the Company filed with the Securities and
Exchange Commission a Form 10-Q for the period ended Sept. 30, 2007.

    THIRD QUARTER 2007 RESULTS EXCLUSIVE OF DISCONTINUED OPERATIONS

    For the quarter ended Sept. 30, 2007, sales increased by 12.6 percent to $13.9 million and the net income to common shareholders was $423 thousand, or 4 cents per share. This compares to sales of $12.4 million and a net loss to common shareholders of $1.3 million, or 13 cents per share, for the same period last year. Weighted-average shares outstanding were 11.1 million (basic) and 11.7 million (diluted), as compared to 9.8 million (basic and diluted) a year ago.

    For the nine months ended Sept. 30, 2007, sales increased by 13.1 percent to $40.8 million and the net income to common shareholders was $431 thousand, or 4 cents per share. This compares to sales of $36.1 million and a net loss to common shareholders of $2.5 million, or 26 cents per share, for the same period last year. Weighted-average shares outstanding for the nine-month period were 10.6 million (basic) and 11.0 million (diluted), as compared to 9.8 million (basic and diluted) a year ago.

    As of Sept. 30, 2007, the Company had $5.3 million in working capital and $19.2 million in shareholders' equity. This compares to $3.6 million in working capital and $17.9 million in shareholders' equity for the same period a year ago.

    THIRD QUARTER 2007 CONFERENCE CALL

    A conference call to discuss third quarter 2007 results will occur on Nov. 14, 2007, at 11 a.m. (Eastern). To participate in the conference call, dial one of the following telephone numbers at least five minutes prior to the start time: Domestic, (888) 694-4728; or International, (973) 582-2745. Telephone replay will be available through March 31, 2008, via the following telephone numbers: Domestic,
(877) 519-4471 (Code 9447903); or International, (973) 341-3080 (Code
9447903). To participate via webcast, go to http://www.viavid.net/detailpage.aspx?sid=00004890. The webcast will be archived for 90 days.

    LONG-TERM OUTLOOK

    Management's three-year strategic business plan, approved by the DRI Board of Directors in September 2007, projects profitable growth to an annualized revenue run rate of $100 million by the end of fiscal year 2010, exclusive of possible acquisitions.

    "Our three-year strategic business plan indicates that our investments in market, product, business operating infrastructure, and personnel - combined with improving market conditions and entry into some very interesting new geographic markets - may very well produce a continued growth trend. As we continue our focus to produce improved operating results, and to inform and educate investors about the opportunities we believe are embodied in DRI, we believe that shareholder value should increase. We are near completion on our 2008 operating plan and additional guidance for 2008 revenue will be issued when that work is completed. However, we can presently say that we do expect additional revenue growth in 2008," Mr. Turney said.

    ABOUT THE COMPANY

    DRI is a digital communications technology leader in the domestic and international public transportation and transit security markets. Our products include: TwinVision(R) and Mobitec(R) electronic destination sign systems, Talking Bus(R) voice announcement systems, Digital Recorders(R) Internet-based passenger information and automatic vehicle location/monitoring systems, and VacTell(TM) video actionable intelligence systems. Our products help increase the mobility, flow, safety, and security of people who rely upon transportation infrastructure around the globe. Using proprietary hardware and software applications, our products provide easy-to-understand, real-time information that assists users and operators of transit bus and rail vehicles in locating, identifying, boarding, tracking, scheduling, and managing those vehicles. Our products also aid transit vehicle operators in their quest to increase ridership and reduce fuel consumption, as well as to identify and mitigate security risks on transit vehicles. Positioned not only to serve and address mobility, energy conservation, and environmental concerns, our products also serve the growing U.S. Homeland Security market. For more information about the Company and its operations worldwide, go to www.digrec.com.

    FORWARD-LOOKING STATEMENTS

    This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. In particular, statements concerning the timing or amount of future revenues, expectations of profitability, expected business and revenue growth trends, the strength of the Company's order backlog, future annualized revenue run rates, and anticipated increases in shareholder value, as well as any statement, express or implied, concerning future events or expectations or which use words such as "expect," "fully expect," "expected," "appears," "believe," "plan," "anticipate," "would," "goal," "potential," "potentially," "range," "pursuit," "run rate," "stronger," "preliminarily," etc., is a forward-looking statement. These forward-looking statements are subject to risks and uncertainties, including risks and uncertainties that we may not have accurately forecasted the timing or amount of future revenues, that our expectations as to future business and revenue growth trends, the strength of the Company's order backlog, future annualized run rates, and increases in shareholder value may not prove accurate over time, as well as other risks and uncertainties set forth in our Annual Report on Form 10-K filed March 28, 2007, and in subsequent quarterly reports on Form 10-Q, particularly those identified in Risk Factors Affecting Our Business. There can be no assurance that any expectation, express or implied, in a forward-looking statement will prove correct or that the contemplated event or result will occur as anticipated.



               DIGITAL RECORDERS, INC. AND SUBSIDIARIES
                     CONSOLIDATED BALANCE SHEETS
         (In thousands, except shares and per share amounts)

                                                 September    December
                                                  30, 2007      31,
                                                 (Unaudited)    2006
                                                ------------ ---------
                   ASSETS
Current Assets
 Cash and cash equivalents                     $        238  $    611
 Trade accounts receivable, net                      11,056    10,100
 Current portion of note receivable                      86         -
 Other receivables                                      489       147
 Inventories                                          9,078     9,057
 Prepaids and other current assets                      473       422
 Assets of discontinued operations                        -     1,728
                                                ------------  --------
  Total current assets                               21,420    22,065
                                                ------------  --------

Property and equipment, net                           2,833     2,906
Long-term portion of note receivable                    258         -
Goodwill                                             10,967    10,289
Intangible assets, net                                1,130     1,110
Deferred tax assets, net                                203       191
Other assets                                            404       797
                                                ------------  --------
  Total assets                                 $     37,215  $ 37,358
                                                ============  ========

     LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities
 Lines of credit                               $      5,440  $  7,608
 Notes payable, net                                     500     1,584
 Loan payable                                           466         -
 Current portion of long-term debt                      250       254
 Current portion of foreign tax settlement              477       393
 Accounts payable                                     5,014     5,560
 Accrued expenses                                     3,990     2,921
 Preferred stock dividends payable                       17        23
 Liabilities of discontinued operations                   -        74
                                                ------------  --------
  Total current liabilities                          16,154    18,417
                                                ------------  --------

Long-term debt and capital leases, long-term             26        42
                                                ------------  --------

Foreign tax settlement, long-term                     1,089     1,087
                                                ------------  --------

Deferred tax liabilities                                335       383
                                                ------------  --------

Minority interest in consolidated subsidiary            392       234
                                                ------------  --------

Commitments and contingencies

Shareholders' Equity
 Series E Redeemable, Nonvoting, Convertible
  Preferred Stock, $.10 par value, liquidation
  preference of $5,000 per share; 500 shares
  authorized; 85 and 183 shares issued and
  outstanding at September 30, 2007, and
  December 31, 2006, respectively; redeemable at
  the discretion of the Company at any time.            355       495
 Series G Redeemable, Convertible Preferred
  Stock, $.10 par value, liquidation preference
  of $5,000 per share; 600 shares authorized;
  402 and 379 shares issued and outstanding at
  September 30, 2007 and December 31, 2006,
  respectively; redeemable at the discretion of
  the Company after five years from date of
  issuance.                                           1,728     1,613
 Series H Redeemable, Convertible Preferred
  Stock, $.10 par value, liquidation preference
  of $5,000 per share; 600 shares authorized; 58
  and 54 shares issued and outstanding at
  September 30, 2007, and December 31, 2006,
  respectively; redeemable at the discretion of
  the Company after five years from date of
  issuance.                                             242       222
 Series I Redeemable, Convertible Preferred
  Stock, $.10 par value, liquidation preference
  of $5,000 per share; 200 shares authorized; 0
  and 104 shares issued and outstanding at
  September 30, 2007, and December 31, 2006,
  respectively; redeemable at the discretion of
  the Company after five years from date of
  issuance.                                               -       471
 Series J Redeemable, Convertible Preferred
  Stock, $.10 par value, liquidation preference
  of $5,000 per share; 250 shares authorized; 90
  and 0 shares issued and outstanding at
  September 30, 2007, and December 31, 2006,
  respectively; redeemable at the discretion of
  the Company at any time.                              388         -
 Series AAA Redeemable, Nonvoting, Convertible
  Preferred Stock, $.10 par value, liquidation
  preference of $5,000 per share; 20,000 shares
  authorized; 178 shares issued and outstanding
  at September 30, 2007 and December 31, 2006;
  redeemable at the discretion of the Company at
  any time.                                             890       890
 Common stock, $.10 par value, 25,000,000 shares
  authorized; 11,168,145 and 10,045,675 shares
  issued and outstanding at September 30, 2007
  and December 31, 2006, respectively.                1,117     1,004
 Additional paid-in capital                          32,077    31,517
 Accumulated other comprehensive income -
  foreign currency translation                        4,404     3,397
 Accumulated deficit                                (21,982)  (22,414)
                                                ------------  --------
  Total shareholders' equity                         19,219    17,195
                                                ------------  --------
  Total liabilities and shareholders' equity   $     37,215  $ 37,358
                                                ============  ========




               DIGITAL RECORDERS, INC. AND SUBSIDIARIES
          CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
   FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2007 AND 2006
          (In thousands, except share and per share amounts)

                        Three Months Ended       Nine Months Ended
                           September 30,            September 30,
                      ------------------------------------------------
                         2007        2006         2007        2006
                      -----------  ----------  -----------  ----------

Net sales            $    13,929  $   12,371  $    40,814  $   36,085
Cost of sales              9,520       9,011       27,738      25,246
                      -----------  ----------  -----------  ----------
 Gross profit              4,409       3,360       13,076      10,839
                      -----------  ----------  -----------  ----------

Operating expenses
 Selling, general
  and administrative       3,174       3,756       10,351      11,047
 Research and
  development                329         314        1,024         913
                      -----------  ----------  -----------  ----------
       Total
        operating
        expenses           3,503       4,070       11,375      11,960
                      -----------  ----------  -----------  ----------

 Operating income
  (loss)                     906        (710)       1,701      (1,121)
                      -----------  ----------  -----------  ----------

Other income (loss)            4          24           43         (17)
Foreign currency
 gain                        130          11          151         100
Interest expense            (276)       (330)        (924)       (818)
                      -----------  ----------  -----------  ----------
       Total other
        income and
        expense             (142)       (295)        (730)       (735)
                      -----------  ----------  -----------  ----------

 Income (loss) from
  continuing
  operations before
  income tax expense         764      (1,005)         971      (1,856)

Income tax expense          (138)        (59)        (162)       (175)
                      -----------  ----------  -----------  ----------

 Income (loss) from
  continuing
  operations before
  minority interest
  in income of
  consolidated
  subsidiary                 626      (1,064)         809      (2,031)

Minority interest in
 income of
 consolidated
 subsidiary                 (127)       (159)        (158)       (229)
                      -----------  ----------  -----------  ----------

 Income (loss) from
  continuing
  operations                 499      (1,223)         651      (2,260)
 Income (loss) from
  discontinued
  operations                   -         212         (219)        333
                      -----------  ----------  -----------  ----------

       Net income
        (loss)               499      (1,011)         432      (1,927)

 Provision for
  preferred stock
  dividends                  (76)        (77)        (220)       (221)
 Amortization for
  discount on
  preferred stock              -           -            -         (49)
                      -----------  ----------  -----------  ----------

 Net income (loss)
  applicable to
  common
  shareholders       $       423  $   (1,088) $       212  $   (2,197)
                      ===========  ==========  ===========  ==========

Net income (loss)
 per share - basic
 Continuing
  operations         $      0.04  $    (0.13) $      0.04  $    (0.26)
                      ===========  ==========  ===========  ==========
 Discontinued
  operations         $      0.00  $     0.02  $     (0.02) $     0.03
                      ===========  ==========  ===========  ==========
 Income (loss) per
  share applicable
  to common
  shareholders       $      0.04  $    (0.11) $      0.02  $    (0.22)
                      ===========  ==========  ===========  ==========

Net income (loss)
 per share - diluted
 Continuing
  operations         $      0.04  $    (0.13) $      0.04  $    (0.26)
                      ===========  ==========  ===========  ==========
 Discontinued
  operations         $      0.00  $     0.02  $     (0.02) $     0.03
                      ===========  ==========  ===========  ==========
 Income (loss) per
  share applicable
  to common
  shareholders       $      0.04  $    (0.11) $      0.02  $    (0.22)
                      ===========  ==========  ===========  ==========

Weighted average
 number of common
 shares and common
share equivalent
 outstanding
       Basic          11,131,248   9,801,789   10,606,347   9,777,044
                      ===========  ==========  ===========  ==========
       Diluted        11,711,753   9,801,789   11,020,059   9,777,044
                      ===========  ==========  ===========  ==========



    CONTACT: DRI Corporation Contact:
             Veronica B. Marks
             Manager, Corporate Communications
             Phone: (214) 378-4776
             Fax: (214) 378-8437
             E-Mail: veronicam@digrec.com
             or
             Christensen-cQuest Contact:
             Collum Hunter
             Associate
             Phone: (480) 614-3036
             Fax: (480) 614-3033
             E-Mail: chunter@ChristensenIR.com